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                                                                    EXHIBIT 99.1




                                 Press Release

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                          RONALD NUTT NAMED CEO OF CTI
                 TERRY DOUGLASS TO REMAIN CHAIRMAN OF THE BOARD

KNOXVILLE, TN - OCTOBER 1, 2003 - CTI Molecular Imaging, Inc. (Nasdaq: CTMI), a leading provider of positron emission tomography (PET) equipment, molecular probes and services, announced that Terry D. Douglass, Ph.D., has stepped down as President and CEO effective October 1, 2003. Dr. Douglass will continue as Chairman of the Board. Ronald Nutt, Ph.D., co-founder of the company and current President of CPS Innovations, has been named President and Chief Executive Officer by a unanimous vote of the Board of Directors.

"Over the past 20 years, we have made great strides towards realizing our vision of bringing PET to the patients who can most benefit from this extraordinary technology," said Dr. Douglass. As Chairman of the Board of Directors, Dr. Douglass' responsibilities will include overseeing the strategic direction of the company. In this role Dr. Douglass will devote substantial energies to promoting and improving clinical awareness of PET and expanding its use and reimbursement. He remains the largest shareholder of CTI.

Dr. Douglass continued, "Over the past 20 years, Ron has consistently demonstrated his leadership and vision. He has a unique combination of engineering and design prowess, manufacturing and production experience, and a deep understanding of the needs of the clinicians and scientists in molecular imaging. The combination of these qualities makes him the ideal CEO to lead CTI into its next stage of growth."

Dr. Nutt has directed CTI's scanner research and development efforts during most of its 20-year history. He is responsible for many of the technological breakthroughs in PET, including invention of the combination PET/CT scanner and the development and commercialization of CTI's proprietary LSO detector materials. Dr. Nutt holds numerous patents and has authored many publications regarding nuclear electronics and various technologies of PET. Under his leadership, over the past two years CPS has grown revenues at a compound annual rate of over 30% and operating income by more than 40%.

"I am honored to be asked by Terry and the Board to lead CTI into the next phase of our growth," said Dr. Nutt. "This is an exciting time for CTI and I look forward to working with our senior leadership team and the members of our Board. Our focus will be to capitalize on the many exciting technological developments and market opportunities on the horizon for PET, including the design of tomographs with unsurpassed performance criteria and the development of new molecular imaging probes."

CONFERENCE CALL INFORMATION:

CTI will conduct a conference call to further discuss this announcement on Thursday, October 2 at 8:30 AM EST. The dial-in number is (706) 643-3432 with the conference identification number of 3101939. A simultaneous webcast of the call will be accessible via the internet at

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www.ctimi.com under the Investor Relations section. A replay of the webcast will also be archived on this site.

ABOUT CTI:

CTI Molecular Imaging, Inc. is a leading supplier of products and services for positron emission tomography (PET), a diagnostic imaging technology used in the detection and treatment of cancer, cardiac disease and neurological disorders. Additional information is available at: www.ctimi.com.

CONTACT:

CTI Molecular Imaging, Inc., Knoxville, TN
Michael A. Lawless, 865-218-2000

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may be identified by words such as "believe," "assume," "expect," "anticipate," "intend," "estimate" or similar expressions, and any other statements that necessarily depend on future events. Forward-looking statements involve a number of risks and uncertainties and there can be no assurance that any forward-looking statements will prove to be accurate. Various factors could cause actual results to differ materially from those anticipated in the forward-looking statements. CTI undertakes no obligation to update or revise any forward-looking statements. Further information regarding risks, uncertainties and other factors that could adversely affect CTI or cause actual results to differ materially from those anticipated in forward-looking statements are included in CTI's Annual Report on Form 10-K for the fiscal year ended September 30, 2002, Quarterly Reports on Form 10-Q, and in other reports CTI files with the SEC.